                                                                   Exhibit 10.18

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      This Settlement Agreement and Mutual Release ("Agreement") by and between Aera Energy, LLC ("Aera") and Ivanhoe Energy (USA) Inc. ("Ivanhoe") is entered into as of the last date of the signatures below.

                                    RECITALS

      Ivanhoe is the successor-in-interest to the rights and obligations of Diatom Petroleum Incorporated in the agreement entitled "Exploration Agreement Dated May 1, 1998 by and Between Aera Energy LLC and Diatom Petroleum, Incorporated ("Exploration Agreement"). The Exploration Agreement provides, in relevant part, that Aera and Diatom [Ivanhoe] will enter into Joint Operating Agreements for each well the parties agree to drill.

      On or about July 17, 2001, Ivanhoe and Aera signed a Joint Operating Agreement entitled "Model Form Operating Agreement/Northwest Lost Hills 1-22 Spacing Unit/Operating Agreement Dated January 1, 2001 ("Joint Operating Agreement") Pursuant to the terms of the Joint Operating Agreement, Aera is the operator and Ivanhoe is one of several non-operator participants in the exploration of the Northwest Lost Hills 1-22 Well (the "Well"). Ivanhoe's working interest share in the Well, before payout, was and is 41.6357%.

      On or about May 21, 2003, Aera served on Ivanhoe, and filed with the American Arbitration Association, a Notice of Intention to Arbitrate: Northwest Lost Hills 1-22 Well Dispute ("Notice of Intention"). In the Notice of Intention, Aera alleges, in summary, that Ivanhoe failed to pay amounts that Ivanhoe was obligated to pay under the Joint Operating Agreement. Ivanhoe disputes the claims made by Aera in the Notice of Intention, on the basis that among other things, Aera failed to provide and obtain Ivanhoe's approval on original or supplemental Authorities for Expenditures. for drilling of the Well. Aera's claims against Ivanhoe for monies owed by Ivanhoe to Aera under the Joint Operating Agreement through August 30, 2003, including any claim or defense relating to the NWLH 1-22 Well that Aera has asserted, orally or in writing, whether before or after commencement of the arbitration, and including any claim or defense that Aera might have asserted against Ivanhoe in the arbitration with regard to such monies owed through August 30, 2003, shall be referred to collectively herein as the "Aera Claims." Ivanhoe's claims in rebuttal to the Aera Claims, including any claim or defense relating to the NWLH 1-22 Well that Ivanhoe has asserted, orally or in writing, whether before or after commencement of the arbitration, and including any claim or defense that Ivanhoe might have asserted against Aera in the arbitration with regard to such monies owed through August 30, 2003, shall be referred to collectively herein as the "Ivanhoe Claims." From time to time herein, the "Aera Claims" and "Ivanhoe Claims" are collectively referred to as the "Dispute."

                                     1 of 7

      Without admitting any liability or fault, and to avoid the expense and uncertainties of litigation, the parties wish to settle the Dispute, and agree as follows:

                             SETTLEMENT AND RELEASE

      1. IVANHOE'S AGREEMENT TO PAY.

      Ivanhoe agrees to pay to Aera, in the manner set forth in Paragraph 2, all unpaid costs invoiced by Aera to Ivanhoe through August 30, 2003 regarding the Well, which unpaid costs total $2,875,010.60, (Attachment 1), less 20% of the rig standby and rental costs incurred beginning October 31, 2002 and ending August 11, 2003, which rig standby and rental costs total $131,552.53, (Attachment 2), for an agreed total settlement sum of $2,743.458.07 (the "Settlement Amount").

      The Settlement Amount includes the sum of $499,628.00 advanced by Aera to Ivanhoe pursuant to that certain letter agreement between Aera and Ivanhoe dated August 19, 2002 (Attachment 3).

      2. PAYMENT SCHEDULE.

      On or about September 9, 2003, Ivanhoe tendered to Aera, as partial payment of the Settlement Amount due under this Agreement, the sum of $1,500,000.00, receipt of which is acknowledged. Ivanhoe will pay the balance of the Settlement Amount ($1,243,458.07) to Aera on or before December 1, 2003, absent a written agreement to extend such payment deadline.

      3. BUSINESS MEETING.

      Aera will promptly schedule a business meeting with Ivanhoe on or before November 17, 2003 to discuss Aera's progress and future plans regarding several prospects pursuant to the Exploration Agreement. All information shared in the meeting is confidential. The prospects that will be discussed in the proposed meeting are:

      o     Amethyst Prospect (technical status);

      o A third party prospect near and adjacent to the Diamond Prospect (brief review);

      o     Belgian Anticline Prospect (technical status);

      o North West Lost Hills 1-22 Well completion and testing-timing (possible third party deal).

                                     2 of 7

      Aera will conduct the meeting in good faith. Provided the meeting is held, Ivanhoe's obligation to perform any obligation under this Agreement is not otherwise affected by (1) anything that occurs or does not occur at the meeting,
(2) disagreement between Aera and Ivanhoe with respect to any subject matter addressed at the meeting, (3) either party's perception concerning whether the meeting was complete, satisfactory, successful or unsuccessful, or (4) any other aspect of, or opinion or conclusion drawn by either party regarding, the meeting.

      In the event that the meeting is not held by November 17, 2003, or any other agreed upon extended time period, Aera will promptly refund to Ivanhoe the sum of $1,500,000.00, together with simple interest at the legal rate from the date of last signature hereinbelow. Aera is then entitled to reinstate the arbitration referred to above, without prejudice, and either party may assert whatever claims or defenses either party may have as if this Agreement had never been entered into by the parties.

      4. CONFESSION OF JUDGMENT.

      Concurrently with the execution of this Agreement, Ivanhoe will execute a Confession of Judgment Statement and Attorney's Declaration in Support of Statement Confessing Judgment, in the forms attached collectively as Attachment 4 ("Judgment Documents"). Aera can not file or record the Judgment Documents unless and until Ivanhoe fails to timely pay the balance of the Settlement Amount as required under Paragraph 2. In the event that Ivanhoe fails to timely pay the balance of the Settlement Amount as required under Paragraph 2, then Aera may file the Judgment Documents and obtain, by ex parte application to the Kern County Superior Court if necessary, judgment against Ivanhoe as set forth in the Judgment Documents, minus any payments made and including interest. Should the Judgment Documents be rejected by the Clerk of the Court for any reason, or should the Court decline to enter judgment in Aera's favor on such documents, then Ivanhoe will fully cooperate in providing Aera, or the Court, with such different or additional documents as may prove necessary in order to have the judgment entered, consistent with the purposes of this Agreement. Aera may then record and enforce the judgment against Ivanhoe in the manner and to the extent allowed by law.

      5. NO APPEAL FROM JUDGMENT.

      Ivanhoe acknowledges and agrees that the Aera Claims which are settled and resolved by this Agreement, and upon which the judgment described in Paragraph 4 would be based, are claims which are subject to contractual arbitration under the provisions of the EA and/or the JOA, and subject to the provisions of California Code of Civil Procedure section 1280 et seq. Accordingly, and in recognition of the fact that such judgment would be entered by confession of judgment, Ivanhoe acknowledges and agrees that Ivanhoe has, or would have, no right of appeal from such judgment; nevertheless,

                                     3 of 7

Ivanhoe hereby surrenders and waives any and all rights of appeal from such judgment that Ivanhoe may arguably have, on any ground whatsoever.

      6. IVANHOE RELEASE.

      Ivanhoe, on its behalf and on behalf of each of its subsidiaries, stockholders, divisions, successors, predecessors, assignees, and affiliated or related corporations and companies, past and present, and each of them, releases and discharges Aera, and each of its subsidiaries, stockholders, divisions, successors, predecessors, assignees, and affiliated or related corporations and companies, past and present, from the Ivanhoe Claims.

      7. AERA RELEASE.

      Aera on its behalf and on behalf of each of its subsidiaries, stockholders, divisions, successors, predecessors, assignees, and affiliated or related corporations and companies, past and present, and each of them, releases and discharges Ivanhoe, and each of its subsidiaries, stockholders, divisions, successors, predecessors, assignees, and affiliated or related corporations and companies, past and present, from the Aera Claims.

      8. CALIFORNIA CIVIL CODE SECTION 1542 WAIVER.

THE PARTIES ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH READS AS FOLLOWS:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      THE PARTIES ACKNOWLEDGE THAT THEY ARE GENERALLY RELEASING UNKNOWN CLAIMS AND WAIVE ALL RIGHTS THEY HAVE OR MAY HAVE UNDER CIVIL CODE SECTION 1542 OR UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

      9. POST-AUGUST 30, 2003 CLAIMS AND DEFENSES RESERVED.

      The parties acknowledge and agree that the matters released herein include only claims and defenses pertaining to costs and expenses for the Well that became due up to and including August 30, 2003; and, that none of the releases, waivers covenants and other provisions of this Agreement shall limit, impair or otherwise affect any claim or defense that may exist or may later arise regarding Well costs and expenses that first

                                     4 of 7
became due after August 30, 2003 or any claim concerning the drilling, or negotiations for the drilling, of future prospects.

      10. FINANCIAL AUDIT.

      Upon Ivanhoe's payment in full to Aera of the Settlement Amount, whether through Ivanhoe's performance of the payment provisions of Paragraph 2 or through payment or enforcement of judgment pursuant to Paragraph 4, Ivanhoe may conduct a financial audit of any cost or expense relating to the Well from its inception; provided, however, that such audit will not include any claim or issue included in the Dispute. Such financial audit will be conducted in accordance with the terms of the "Accounting Procedure Joint Operations," attached as Exhibit "C" to the Joint Operating Agreement.

      11. TERMINATION OF ARBITRATION.

      Promptly upon execution of this Agreement by both parties, Aera will send a letter to the American Arbitration Association withdrawing Aera's Notice of Intention and terminating the pending arbitration, subject to renewal as provided in Paragraph 3.

      12. NO ASSIGNMENT.

      The parties represent that there has been no assignment, sale, or transfer, by operation of law or otherwise, of any claim, right, or interest released and that each of the parties has the authority and right to settle, compromise, and release any claim, right, or interest released.

      13. REPRESENTATIONS AND WARRANTIES.

      The parties represent as follows:

         A. The parties have been represented by counsel of their choice throughout the negotiations which preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement. The parties agree that they have executed this Agreement voluntarily, without coercion or duress of any kind, and on the advice of their independent counsel.

         B. None of the parties has made any statement or representation regarding any fact relied upon in entering into this Agreement, and the parties do not rely upon any statement, representation or promise of any of the parties in executing this Agreement, or in making the settlement, except as expressly stated in this Agreement. They further agree that the consideration recited in this Agreement is the sole and only consideration for this Agreement, and no representations, promises, or inducements have been made by any party or its officers, employees, agents or attorneys thereof other than those appearing in this Agreement. This Agreement contains the entire agreement and understanding concerning settlement of the Dispute and supersedes and replaces all prior

                                     5 of 7
negotiations of proposed agreements, written or oral, if any, and may be modified or amended only by a writing signed by all of the parties.

         C. The parties have read this Agreement and understand its contents.

         D. The parties are aware that they may discover claims or facts in addition to or different from those they now know or believe to be true with respect to the Dispute. Nevertheless, the parties intend fully, finally and forever to settle and release all such matters and all claims regarding the Dispute which currently exist. In furtherance of such intention, the releases will remain in effect as full and complete releases of the Dispute notwithstanding the discovery or existence of any additional or different claims or facts.

         E. In entering into this Agreement and the settlement provided for herein, the parties assume the risk of any misrepresentation, concealment or mistake. If the parties should subsequently discover that any fact relied upon by them in entering into this Agreement was untrue, or that any fact was concealed from them, or that their understanding of the facts or the law was incorrect, the parties shall not be entitled to any relief in connection therewith, including, without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding, regardless of any claims of misrepresentation, concealment of fact, or mistake of law or fact.

         F. Each party has cooperated in the drafting and preparation of this Agreement. This Agreement is to be interpreted in accordance with the plain meaning of its terms and not strictly for or against any party. The terms of this Agreement are enforceable pursuant to California law.

         G. Should any provision or part of a provision of this Agreement be held invalid, the invalidity does not affect other provisions of the Agreement which can be given effect without the invalid provision, and to this end the provisions of this Agreement are severable.

         H. The persons who have executed this Agreement on behalf of the parties are duly authorized and have the full power and authority of the parties to do so.

      14. NO ADMISSION.

      The parties acknowledge and agree that this Agreement is entered into as part of a compromise and settlement of disputed claims. The parties further acknowledge and agree that the acceptance of the Agreement is not an admission of any fact, matter or thing. Neither this Agreement nor any of its terms shall be offered or received as evidence in any proceeding in any forum as an admission of any liability or wrongdoing

                                     6 of 7
on the part of any person released by this Agreement except a proceeding related to this Agreement.

      15. ATTORNEY'S/EXPERT'S FEES, COSTS.

      In the event that any action, suit, or other proceeding (including any and all appeals or petitions therefrom) is instituted to remedy, prevent, or obtain relief from a breach of this Agreement, or arising out of or related to this Agreement, the prevailing party shall recover all reasonable attorney's and experts' fees and costs, in addition to any other relief to which that party may be entitled. Provided, however, that Aera shall not be entitled to recover such fees and costs incurred, if any, in the entry and enforcement of judgment pursuant to Paragraph 4 hereinabove.




Dated: November 4, 2003             Ivanhoe Energy (USA) Inc.
       ----------------

                                    By:  /s/ E. L. Daniel
                                         ----------------------------------
                                    Its: President & CEO
                                         ----------------------------------



Dated: November 5, 2003             Aera Energy, LLC
       ----------------

                                    By:  /s/ Van N. Schultz
                                         ----------------------------------
                                         VAN N. SCHULTZ
                                    Its: Senior Vice President
                                         ----------------------------------
                                         Strategic Development & Innovation
                                         ----------------------------------

APPROVED AS TO FORM AND CONTENT:
-------------------------------

Dated: 11-5-03                      LeBeau-Thelen, LLP
       -------

                                    By:  /s/ Nile Kinney
                                         ----------------------------------
                                         J. NILE KINNEY
                                         Attorneys for Aera Energy, LLC


Dated: Nov. 4, 2003                 Klein, DeNatale, Goldner,
       ------------                 Cooper, Rosenlieb & Kimball, LLP.


                                    By: /s/ Jean M. Stroud
                                        -----------------------------------
                                        JEAN M. STROUD
                                        Attorneys for Ivanhoe Energy (USA) Inc.


                                     7 of 7